Exhibit 23(j)(ii)

                               CONSENT OF COUNSEL


          We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of The GAMCO Westwood Funds as filed with the Securities and Exchange Commission on or about January 28, 2009.


/s/ Paul, Hastings, Janofsky & Walker LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
January 28, 2009